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                                                                  EXHIBIT 3(ii)








                                     BYLAWS

                                       OF

                           MATERIAL TECHNOLOGIES, INC.

                             A DELAWARE CORPORATION



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                                TABLE OF CONTENTS

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . .     3

SECTION 1. REGISTERED OFFICE.. . . . . . . . . . . . . . . . . . . . .     3
SECTION 2.  PRINCIPAL OFFICE.. . . . . . . . . . . . . . . . . . . . .     3
SECTION 3.  OTHER OFFICES. . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE II - STOCKHOLDERS' MEETING . . . . . . . . . . . . . . . . . .     3

SECTION 1.  ANNUAL MEETINGS. . . . . . . . . . . . . . . . . . . . . .     3
SECTION 2.  SPECIAL MEETINGS.. . . . . . . . . . . . . . . . . . . . .     3
SECTION 3.  VOTING LIST. . . . . . . . . . . . . . . . . . . . . . . .     4
SECTION 4.  NOTICE OF MEETING. . . . . . . . . . . . . . . . . . . . .     4
SECTION 5. WAIVER OF NOTICE OF MEETING.. . . . . . . . . . . . . . . .     4
SECTION 6.  ORGANIZATION.. . . . . . . . . . . . . . . . . . . . . . .     4
SECTION 7.  INSPECTORS.. . . . . . . . . . . . . . . . . . . . . . . .     4
SECTION 8.  QUORUM OF STOCKHOLDERS AND MAJORITY VOTE.. . . . . . . . .     5
SECTION 9.  ADJOURNMENTS OF STOCKHOLDER MEETINGS.. . . . . . . . . . .     5
SECTION 10.  DECISIONS AT STOCKHOLDERS' MEETINGS.. . . . . . . . . . .     5
SECTION 11.  VOTING RIGHTS.. . . . . . . . . . . . . . . . . . . . . .     5
SECTION 12.  PROXIES.. . . . . . . . . . . . . . . . . . . . . . . . .     6
SECTION 13.  SHARES HELD BY FIDUCIARIES, RECEIVERS, PLEDGEES AND TWO
             OR MORE PERSONS . . . . . . . . . . . . . . . . . . . . .     6
SECTION 14.  ACTION BY WRITTEN CONSENT.. . . . . . . . . . . . . . . .     7
SECTION 15.  INSPECTION OF BOOKS AND RECORDS.. . . . . . . . . . . . .     7

ARTICLE III - BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . .     7

SECTION 1  POWERS OF THE BOARD OF DIRECTORS. . . . . . . . . . . . . .     7
SECTION 2.  NUMBER OF DIRECTORS. . . . . . . . . . . . . . . . . . . .     7
SECTION 3.  ELECTION AND TERM. . . . . . . . . . . . . . . . . . . . .     7
SECTION 4.  RESIGNATION. . . . . . . . . . . . . . . . . . . . . . . .     7
SECTION 5.  VACANCY AND INCREASE.. . . . . . . . . . . . . . . . . . .     8
SECTION 6.  REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS. . . . . . . . . . . .     9

SECTION 1.  PLACE OF MEETINGS. . . . . . . . . . . . . . . . . . . . .     9
SECTION 2.  ANNUAL MEETINGS. . . . . . . . . . . . . . . . . . . . . .     9
SECTION 3.  SPECIAL MEETINGS.. . . . . . . . . . . . . . . . . . . . .     9
SECTION 4.  NOTICE.. . . . . . . . . . . . . . . . . . . . . . . . . .     9
SECTION 5.  ACTION WITHOUT MEETING.. . . . . . . . . . . . . . . . . .     9
SECTION 6.  MEETING BY TELEPHONE OR ELECTRONIC CONFERENCE. . . . . . .     9
SECTION 7.  QUORUM.. . . . . . . . . . . . . . . . . . . . . . . . . .     9
SECTION 8.  COMPENSATION.. . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 9.  ORDER OF BUSINESS. . . . . . . . . . . . . . . . . . . . .    10
SECTION 10.  REMOVAL.. . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE V - COMMITTEES OF THE BOARD OF DIRECTORS . . . . . . . . . . .    10

SECTION 1.  FORMATION. . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 2.  POWERS.. . . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 3.  MEETINGS.. . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLES VI - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . .    11

SECTION 1.  PRINCIPAL OFFICERS.. . . . . . . . . . . . . . . . . . . .    11
SECTION 2.  ADDITIONAL OFFICERS. . . . . . . . . . . . . . . . . . . .    11


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SECTION 3.  TERM OF OFFICE/RESIGNATION.. . . . . . . . . . . . . . . .    11
SECTION 4.  REMOVAL. . . . . . . . . . . . . . . . . . . . . . . . . .    11
SECTION 5.  POWERS AND DUTIES OF OFFICERS. . . . . . . . . . . . . . .    11
SECTION 6.  CHAIRMAN OF THE BOARD. . . . . . . . . . . . . . . . . . .    11
SECTION 7.  CHIEF EXECUTIVE OFFICER. . . . . . . . . . . . . . . . . .    11
SECTION 8.  THE PRESIDENT. . . . . . . . . . . . . . . . . . . . . . .    12
SECTION 9. CHIEF OPERATING OFFICER.. . . . . . . . . . . . . . . . . .    12
SECTION 10.  VICE PRESIDENTS.. . . . . . . . . . . . . . . . . . . . .    12
SECTION 11.  CHIEF FINANCIAL OFFICER.. . . . . . . . . . . . . . . . .    12
SECTION 11.  TREASURER.. . . . . . . . . . . . . . . . . . . . . . . .    12
SECTION 12.  ASSISTANT TREASURERS. . . . . . . . . . . . . . . . . . .    13
SECTION 13.  SECRETARY.. . . . . . . . . . . . . . . . . . . . . . . .    13
SECTION 14.  ASSISTANT SECRETARIES.. . . . . . . . . . . . . . . . . .    13

ARTICLE VII - CONFLICT OF INTEREST AND INDEMNIFICATION . . . . . . . .    13

SECTION 1.  DIRECTOR' AND OFFICERS' INTERESTS IN CONTRACTS.. . . . . .    13
SECTION 2.  NONLIABILITY OF DIRECTORS IN CERTAIN CASES.. . . . . . . .    14
SECTION 3.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
              AGENTS; INSURANCE. . . . . . . . . . . . . . . . . . . .    14

ARTICLE VIII - BOOKS, DOCUMENTS AND ACCOUNTS . . . . . . . . . . . . .    16

ARTICLE IX - CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . .    16

SECTION 1.  STOCK CERTIFICATES.. . . . . . . . . . . . . . . . . . . .    16
SECTION 2.  STOCK TRANSFERS. . . . . . . . . . . . . . . . . . . . . .    16
SECTION 3.  REGISTERED STOCKHOLDERS. . . . . . . . . . . . . . . . . .    16
SECTION 4.  LOST, STOLEN, OR DESTROYED CERTIFICATES. . . . . . . . . .    16
SECTION 5.  DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . .    17
SECTION 6.  RECORD DATE. . . . . . . . . . . . . . . . . . . . . . . .    17

ARTICLE X - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . .    17

SECTION 1.  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . .    17
SECTION 2.  SEAL.. . . . . . . . . . . . . . . . . . . . . . . . . . .    17
SECTION 3.  SECURITIES OF OTHER CORPORATIONS.. . . . . . . . . . . . .    18
SECTION 4.  FUND DEPOSITORIES. . . . . . . . . . . . . . . . . . . . .    18
SECTION 5.  SIGNING OF CHECKS, NOTES, ETC. . . . . . . . . . . . . . .    18
SECTION 6.  PERSONS. . . . . . . . . . . . . . . . . . . . . . . . . .    18
SECTION 7.  HEADINGS.. . . . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE XI - AMENDMENT OF BYLAWS . . . . . . . . . . . . . . . . . . .    19

                                       ii

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                      BYLAWS OF MATERIAL TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

                               ARTICLE I - OFFICES

SECTION 1. REGISTERED OFFICE.

The registered Office in Delaware of Material Technologies, Inc., (the "Corporation") shall be the Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805, New Castle County, but the Corporation's Board of Directors (the "Board") may change the registered office without amending these By-Laws. The registered office shall not be the Corporation's principal place of business.

SECTION 2.  PRINCIPAL OFFICE.

The Corporation's principal executive office shall be at East Tower, Suite 705, 11835 W. Olympic Boulevard, Los Angeles, CA 90064, but the Board may change the principal office without amending these By-Laws.

SECTION 3.  OTHER OFFICES.

The Board may establish offices, in and/or outside California, for the Corporation's business.

                       ARTICLE II - STOCKHOLDERS' MEETING

SECTION 1.  ANNUAL MEETINGS.

The Board shall hold an annual meeting of the Corporation's stockholders ("Stockholders") to elect directors and transact any other business properly brought before the meeting. Except as otherwise limited by law and/or these By-Laws, any and all action may be taken and any and all business transacted at any annual meeting. The Board may choose any place for holding the annual meeting which is reasonably convenient for holders of the majority of the Corporation's stock. Such annual meeting shall be held at a convenient time designated by the Board prior to April 1 of each calendar year. If the annual meeting is not held prior to April 1, the Board shall cause the meeting to be held as soon thereafter as convenient.

SECTION 2.  SPECIAL MEETINGS.

At any reasonable times, the Board, the Chairman of the Board, the President, or any two other officers of the Corporation may call special meetings of the Stockholders. Within a reasonable time of receiving a written request, the Secretary shall call a special Stockholders' meeting upon the written request of holders of not less than 10% of the votes of all outstanding securities of the Corporation then entitled to vote. Unless otherwise prescribed by law, special meetings may be called to take any and all actions or conduct any and all business which actions or business requires Stockholder vote. The Secretary shall fix a reasonable, date, time, and place for each special meeting within 60 days of receipt of such request and give due notice of such meeting including a specific description of matters to be decided and acted upon unless all Stockholders waive such notice in writing signed by each Stockholder or the Stockholder's lawful representative. Any Stockholder request must be in writing, include a specific description of matters to be decided, and be sent by registered mail to the Corporation's President or Secretary at the Corporation's principal office or delivered to such officer in person. If the Secretary neglects or refuses to fix the date, time, and place of the special meeting and give notice of such meeting, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to matters stated in the notice and matters reasonably related thereto unless all Stockholders entitled to vote are present and consent.


SECTION 3.  VOTING LIST.

The Secretary shall prepare a complete list of Stockholders entitled to vote at each Stockholders' meeting, arranged in alphabetical order, with each Stockholder's name, address, number of shares registered in that name, and, if the shares are owned by more than one person or in some other capacity, such further information as is necessary to determine how the shares are held and how they may be voted. For at least ten (10) business days prior to each Stockholders' meeting , the Secretary shall make such Stockholders' list reasonably available for any Stockholder to inspect during usual business hours at a place or places designated in the Notice of Meeting. During each Stockholder's meeting, the list shall be available for inspection by any Stockholder present at the meeting.

SECTION 4.  NOTICE OF MEETING.

Whenever a Stockholders' meeting is called, the Secretary or a person designated by the Board, shall deliver, personally or by mail, a written Notice of Meeting, annual or special, to each Stockholder of record entitled to vote at such meeting. If mailed, the Notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the Stockholder at the address as it appears on the stock transfer books of the Corporation. Unless otherwise provided by law, the Notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting. The Notice shall state the place, day, time, and where and when Stockholders may inspect the Stockholders list and, in the case of a special meeting, the purpose or purposes of the meeting.

SECTION 5. WAIVER OF NOTICE OF MEETING.

Any Stockholder may waive receiving notice of any meeting by, at any time, signing a written waiver of notice to the specific meeting or by attending the meeting. In either case, waiver shall be deemed equivalent to receiving proper notice. The waiver of notice need not specify the business to be transacted or any purpose for the meeting. A person does not waive notice by attending a meeting and, at the beginning of such meeting, objecting to transacting any business on the grounds that the meeting was unlawfully called or convened.

SECTION 6.  ORGANIZATION.

The President or an officer designated by the Board, shall call each Stockholder meeting to order and act as Chairperson. If no Chairperson is designated or present, a majority of Stockholders present in person or by proxy and entitled to vote, may by a majority vote elect a Stockholder to act as Chairperson. The Secretary or a person designated by the Chairperson shall act as Secretary of Stockholders' meetings and keep minutes of the meeting. The Chairperson shall determine the order of business at all Stockholders' meetings.

SECTION 7.  INSPECTORS.

In advance of any Stockholders' meeting, the Board may elect to have one or more inspectors of election act at the meeting. If the Board does not so elect, the Chairperson of such meeting may, and on written request of any Stockholder or his proxy shall, shall appoint one or more inspectors. If inspectors are to be appointed, the Chairperson shall appoint one or more inspectors to act at the meeting and write a report of the meeting. Each inspector shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality, in good faith, and


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according to the best of his or her ability.  Inspectors shall have the following duties: (a) to determine the number of shares outstanding on the record date for the meeting and the voting power of each; (b) to determine what shares are represented at the meeting and whether a quorum exists; (c) to determine the validity of proxies and ballots; (d) to count all votes and ballots; (e) to hear and decide any and all questions or challenges related to the right to vote at the meeting; (f) to make and retain for a reasonable time a record of any challenges and their disposition; and (g) to certify the number of shares represented at the meeting and the counts of all votes and ballots. Inspectors may appoint or retain assistants.

SECTION 8.  QUORUM OF STOCKHOLDERS AND MAJORITY VOTE.

Unless otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, holders of a majority of shares entitled to vote at a Stockholders meeting, represented in person or by proxy, shall constitute a quorum for transacting business.

SECTION 9.  ADJOURNMENTS OF STOCKHOLDER MEETINGS.

A majority of Stockholders represented at any properly noticed meeting, with or without a quorum, may adjourn the meeting. If a quorum is present for the adjournment vote and a new time and place of the adjourned meeting are announced prior to the vote of adjournment, notice of the new time and place of the adjourned meeting is not required. If (a) a Stockholders' meeting is adjourned without a quorum, (b) the adjournment is for less than 30 days, and (c) no new record date is fixed for the adjourned meeting, a Notice of Meeting need not be delivered to each Stockholder of record entitled to vote at the adjourned meeting. If (a) a meeting is adjourned for more than 30 days or (b) a new record date is fixed for the adjourned meeting, a new Notice of Meeting shall be delivered to each Stockholder of record entitled to vote at the adjourned meeting. If a quorum is present at any meeting previously adjourned with less than a quorum present or represented, any business may be transacted which might have been transacted at the original meeting as originally noticed.

SECTION 10.  DECISIONS AT STOCKHOLDERS' MEETINGS.

Except when applicable law, the Certificate of Incorporation, or these By-Laws specifically require otherwise, Stockholders shall decide all matters to be decided by vote of Stockholders at any Stockholder's meeting by majority vote of the shares represented, in person or by proxy, and entitled to vote. A quorum of Stockholders must be present for the first vote of Stockholders at any meeting except for a vote to adjourn. If, after the first vote of a duly called meeting, enough Stockholders withdraw to leave less than a quorum, the Stockholders present may continue to transact business until adjournment. In that case, the majority vote of a quorum shall be the Stockholders' act. Voting for election of directors shall be by written ballot. Voting on all other matters shall be by voice vote unless, prior to voting, the Chairperson decides, or a majority of the shares entitled to vote at such meeting demand, that voting on any or all other matters shall be by written ballot. Only ballots stating the number of shares voted and signed by the Stockholder voting or by proxy shall be valid.

SECTION 11.  VOTING RIGHTS.

Unless otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, each outstanding share of common stock standing in the Stockholder's name on the stock transfer books on the record date of a Stockholders' meeting shall be entitled to one (1) vote on each matter submitted to a vote at that meeting.

In electing directors, if one or more Stockholders or their proxy deliver written notice to the Secretary of the Corporation prior to the meeting, or to the Chairperson prior to the vote for

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directors, all Stockholders may cumulate their votes in electing directors.  If and only if such notice is given, every Stockholder entitled to vote for directors shall have the number of votes determined by multiplying the number of directors to be elected by the number of shares the Stockholder is entitled to vote and each Stockholder may then give one nominated candidate all such votes or distribute such votes in any proportion among the nominated candidates.

The Corporation is not entitled to vote or count for quorum purposes shares of its own capital stock owned by the Corporation or by another corporation in which the Corporation is entitled to vote a majority of the shares of that other corporation in an election of directors. The Corporation, however, may vote and count for quorum purposes shares it holds in a fiduciary capacity.

SECTION 12.  PROXIES.

Each Stockholder entitled to vote at a specific Stockholders' meeting or to execute consents may attend such meeting and vote and execute consents either in person or by proxy. To be valid, a proxy must be in writing and signed by the Stockholder or by such Stockholder's duly authorized agent or attorney-in-fact and filed with the Secretary before or at the time of the meeting. No proxy shall be valid after three (3) years from its execution date unless such proxy expressly provides a longer period. Each proxy shall be revocable unless it specifically provides that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary (a) an instrument in writing revoking the proxy or (b) another duly executed proxy bearing a later date. In advance of any annual or special meeting of Stockholders, the Board may prescribe additional rules concerning execution, filing, and/or validation of proxies to be voted at any such meeting.

SECTION 13. SHARES HELD BY FIDUCIARIES, RECEIVERS, PLEDGEES AND TWO OR MORE PERSONS.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote the pledged shares unless, in the transfer on the Corporation's books, the pledgor has expressly empowered the pledgee to vote the shares in which case only the pledgee or proxy for the pledgee may represent and vote the pledged shares.

Unless interested Stockholders deliver to the Secretary written notification and a copy of the instrument providing for voting their shares, if shares stand of record in the name of two or more persons, including, but not limited to, fiduciaries, members of a partnership, joint tenants, tenants in common, and/or tenants by the entirety, or if two or more persons have the same fiduciary relationship respecting the same shares, the acts of the two or more persons with respect to voting the shares shall have the following effect:

     a. If only one votes the shares, that act binds all record owners of those shares;

     b. If more than one vote, the vote of the majority voting binds all record owners of those shares; and

     c. If more than one vote, but the vote is evenly split on a particular matter, each faction may vote the securities in question proportionally or any person with the right to vote such shares or a beneficiary may apply to any court with jurisdiction to have another person appointed to vote the shares in which case the vote of the majority voting binds all record owners of those shares.

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Under this subsection, if the instrument filed with the Secretary shows that any tenancy is held in an equal interest, a majority or even-split shall mean a majority or even split in interest.

SECTION 14.  ACTION BY WRITTEN CONSENT.

Without meeting, without prior notice, without a vote, and by signing a consent or consents in writing specifying the action taken, Stockholders, having not less than the minimum number of votes necessary to take an action at a meeting at which all shares entitled to vote were voted, may take any action required or permitted to be taken at any meeting. The Secretary shall give prompt notice of any action taken by consent of less than all the Stockholders to those who do not consent in writing.

SECTION 15.  INSPECTION OF BOOKS AND RECORDS.

Upon written demand under oath stating the purpose for inspection, during normal business hours, and for any proper purpose, any Stockholder or Stockholders' agent, shall have the right to inspect, and to make copies or abstracts of, the Corporation's stock ledger, a list of its Stockholders, and its other books and records. A pro-per purpose shall mean a purpose reasonably related to such person's interest as a Stockholder. In every in-stance where an attorney or other agent seeks the right to inspect, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to act on behalf of the Stockholder in exercising the right to inspect. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.


                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1  POWERS OF THE BOARD OF DIRECTORS.

The Board shall manage and direct the business, property, and affairs of the Corporation. Subject to the restrictions imposed by law, the Certificate of Incorporation, and these By-Laws, the Board may exercise all of the powers of the Corporation.

SECTION 2.  NUMBER OF DIRECTORS.

The Board shall consist of not less than two (2) nor more than five (5) directors. Except as otherwise provided by law or the Certificate of Incorporation, the exact number of directors shall be fixed and may be changed from time to time by resolution of the Board.

SECTION 3.  ELECTION AND TERM.

Except as otherwise provided in Section 5 of this Article III, each year Stockholders shall elect the directors at the annual Stockholders' meeting or at a special meeting of Stockholders held in lieu of the annual meeting. Each director shall hold office until the earlier of his or her successor being duly elected and qualified, death, resignation, or removal. Each director shall qualify by expressly accepting his election to the Board or by acting as a director.

SECTION 4.  RESIGNATION.

Any director or officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. The resignation shall take effect at the time of its receipt by either the Board, the President, or the Secretary. Acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

SECTION 5.  VACANCY AND INCREASE.

By affirmative vote and with or without a quorum, a majority of directors in office or a sole remaining director may fill any Board vacancy and any newly created directorships resulting from any increase in the authorized number of directors. Each director so chosen shall be elected for the unexpired term of his or her office.

SECTION 6.  REMOVAL.

Except as otherwise provided by Delaware General Corporation Law, a majority of Stockholders entitled to vote at any Stockholders' meeting at which a quorum is present may remove, with or without cause, any director. The Board may remove a director (a) if by order a court declares the director of unsound mind, (b) a director is convicted of a felony, or (c) if a director fails to qualify with-in sixty (60) days after notice of his or her election. No reduction in the number of directors shall have the effect of removing any director prior to expiration of his or her term of office.

                 ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1.  PLACE OF MEETINGS.

The Board may hold meetings, both annual and special, at any reasonable place and time.

SECTION 2.  ANNUAL MEETINGS.

As soon as practicable after each annual Stockholders' meeting and at the same place where such annual meeting was held, the Board shall meet to organize, elect officers, and transact other business. Notice of the Board's annual meeting need not be given. If the annual meeting of Stockholders is not so held, the annual meeting of the Board may be held at a place, on a date, and at a time specified in a written notice thereof delivered in accordance with
Section 4 of this Article IV.

SECTION 3.  SPECIAL MEETINGS.

The President, the Chairman of the Board, the Secretary, or any two (2) Directors may call a special meeting of the Board which meeting shall be held at any reasonable time and place determined by the person or persons calling the meeting.

SECTION 4.  NOTICE.

The Secretary or an officer designated by the Board shall give notice to each director of the date, time, and place of each special meeting of the Board.
Such notice shall be given either by United States mail at least three (3) days prior to the meeting or delivered personally or by telephone, telecopier, or any electronic means reasonably calculated to provide actual notice to each director at least twenty-four (24) hours prior to the meeting. By attending any meeting, a director waives notice of that meeting except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In addition, a written waiver of notice of a meeting, signed by the person entitled to notice, whether before or after the time for the meeting, shall be deemed equivalent to notice.

SECTION 5.  ACTION WITHOUT MEETING.

The Board or of any committee thereof may take, without meeting, any action required or permitted to be taken at a meeting if all members of the Board or the committee consent to such action in writing and the writing or writings are filed with the minutes of the Board or such committee.

SECTION 6.  MEETING BY TELEPHONE OR ELECTRONIC CONFERENCE.

Directors may participate in Board meetings or any committee meeting by telephone or other communications equipment which allows all directors participating in the meeting to directly communicate to, and to directly receive communications from, all other directors attending the meeting. Any director's participation through such equipment shall constitute presence in person at the meeting.

SECTION 7.  QUORUM.

A majority of directors holding office shall constitute a quorum for transacting any and all business. If at any Board meeting less than a quorum is present, a majority of directors present may adjourn the meeting without notice, other than by announcement at the meeting, until a quorum is present. The act of a majority of the directors present at any Board meeting at which there is a quorum shall constitute the act of the Board unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.


SECTION 8.  COMPENSATION.

The Board shall have the authority to fix by resolution the compensation of directors including, but not limited to, (a) their expenses, if any, incurred in attending each Board meeting, special committee meeting, and/or committee meeting, (b) a fixed sum for attending each such meeting, and/or (c) a stated salary as a director and/or committee member. These Bylaws shall not limit any director from serving the Corporation in any other capacity and receiving separate compensation for such service.

SECTION 9.  ORDER OF BUSINESS.

The Board determines the order of business at its meetings. The Chairman of the Board shall preside at all Board meetings, provided, however, that in the Chairman's absence, the Board shall choose a temporary chairman from among the directors present who shall preside at the meeting.

SECTION 10.  REMOVAL.

The Stockholders may remove, with or without cause, any director or the entire Board of Directors by a vote the majority of the shares then entitled to vote at an election of directors.

                ARTICLE V - COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.  FORMATION.

The Board, by resolution, may designate an Executive Committee, an Audit Committee, a Compensation Committee, and any other committee which the Board deems appropriate. Each committee shall consist of one or more directors as alternate members of any committee who may replace any absent or disqualified member at any committee meeting.

SECTION 2.  POWERS.

In the resolution establishing any committee, the Board may delegate to that committee, and that committee shall have and may exercise, all powers and authority of the Board in managing the business and affairs of the Corporation except where applicable law requires Board action. Regardless of Board resolution, however, Board committees shall have no power to do the following:
(a) amend the Certificate of Incorporation; (b) adopt a merger or consolidation agreement; -C- recommend to Stockholders the sale, lease, or exchange of all or substantially all of the Corporation's assets; (d) recommend to Stockholders dissolution of the Corporation or revocation of a dissolution; or (e) amend the Bylaws. Unless a Board resolution, the Certificate of Incorporation, or these Bylaws expressly so provides, no committee shall have the authority to (a) declare a dividend, (b) authorize the issuance of stock, or
(c) adopt a certificate of ownership and merger.

SECTION 3.  MEETINGS.

Board committees shall hold regular meetings at such times and places as the committee may determine. At any time, an officer of the Corporation or any committee member may call a special meeting of a committee at a reasonable time and place. No notice of any committee meeting shall be required. A majority of committee members shall constitute a quorum for transacting business. Each committee shall keep minutes of all meetings and present them to the Board upon request.

                             ARTICLES VI - OFFICERS

SECTION 1.  PRINCIPAL OFFICERS.

The Board shall choose the Corporation's officers. The principal officers shall be a Chief Executive Officer, a President, an Chief Operating Officer, a Chief Financial Officer, Secretary, and, from time to time, a Treasurer and as many Vice Presidents, Assistant Secretaries, or Assistant Treasurers as the Board may determine and elect. The same individual may hold any number of offices.

SECTION 2.  ADDITIONAL OFFICERS.

From time to time, the Board may appoint such other officers and agents as it deems necessary for such term and shall exercise such powers and perform such duties as the Board may determine.

SECTION 3.  TERM OF OFFICE/RESIGNATION.

Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Corporation. Any resignation shall take effect at the time specified therein, or if no time is specified, immediately upon receipt by the Corporation. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.  REMOVAL.

All officers shall serve at the Board's pleasure. Whenever in its judgment the best interests of the Corporation will be served, the Board may remove any officer, agent, or member of any committee but such removal shall be without prejudice to contract rights, if any, of the person so removed. No contract rights shall be created solely by the Board electing or appointing an officer or agent.

SECTION 5.  POWERS AND DUTIES OF OFFICERS.

Each officer shall perform the duties and exercise the powers (a) expressly conferred or provided for in these Bylaws, (b) that are customary and incident to such office, and (c) such other duties and powers as, from time to time, the Board, the Chief Executive Officer, or the President may assign.

SECTION 6.  CHAIRMAN OF THE BOARD.

The Board may select from among its members a Chairman who may preside at all meetings of the Board and approve the minutes of all proceedings. The Chairman shall consult with and advise the Corporation's officers with respect to conducting the Corporation's business and affairs.

SECTION 7.  CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer shall be primarily responsible for implementing Board policies and directives. He or she shall have all powers of the President, and such additional general, executive, and management powers as the Board or applicable law specifically assigns to him or her.

SECTION 8.  THE PRESIDENT.

Subject to control of the Board and the Chief Executive Officer, the President shall manage and control the Corporation's affairs, properties, and operations in the ordinary course of its business, with all duties, powers and authority with respect to such affairs, properties, and operations as may be reasonably incident to such responsibilities. The President may appoint or employ and discharge employees and agents of the Corporation and fix their compensation. The President may make, execute, acknowledge, and deliver any and all contracts, leases, deeds, assignments, bills of sale, transfers, releases, receipts, mortgages, deeds of trust, pledges, liens, bonds, debentures, notes, any and all other obligations and encumbrances, and any and all other instruments and documents of any kind or character for and on behalf of and in the name of the Corporation. With the Secretary or an Assistant Secretary, the President may sign all certificates for the Corporation's capital stock. The President shall perform such other duties and have such additional authority and powers as from time to time the Board and/or the Chief Executive Officer may assign or confer upon her or him.

SECTION 9. CHIEF OPERATING OFFICER.

Subject to the control of the Board, the Chief Executive Officer, and the President, the Chief Operating Officer shall have the same duties and responsibilities as the President.

SECTION 10.  VICE PRESIDENTS.

In the absence of the President and the Chief Executive Officer, or if they are both disabled from acting or refuse to act, the Vice President (or if there are more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties as, from time to time, the Chief Executive Officer, President, Chief Operating Officer, or the Board Directors may assign.

SECTION 11.  CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall have general supervision, direction, and control of the financial affairs of the Corporation and shall have such other powers and duties as the Board, the Chief Executive Officer, the President, or the Chief Operating Officer may assign. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer and shall be authorized and empowered to sign as Treasurer where such officer's signature is required.

SECTION 11.  TREASURER.

The Treasurer shall have custody of corporate funds and securities and shall keep full and accurate accounts of the Corporation's receipts, disbursements, and books and shall deposit all monies and all other valuables in the name and to the credit of the Corporation in such depositories as the Board may designate. Whenever the Board requires, the Treasurer shall render a statement of the Corporation's cash account. The Treasurer shall enter or cause to be entered on the Corporation's books full and accurate accounts of all monies received and paid out by, for, or on account of the Corporation. The Treasurer shall keep such books under his supervision or direction. The Treasurer shall have such other powers and duties as the Board, Chief Executive Officer, President, or Chief Operating Officer may confer upon or assign to him or her. The Board may require the Treasurer to give a bond for the faithful discharge of his or her duties in any reasonable form and amount.

SECTION 12.  ASSISTANT TREASURERS.

An Assistant Treasurer shall perform such duties of the Treasurer as, from time to time, the Treasurer may delegate and such other duties as, from time to time, the Board, the Chief Executive Officer, President, or Chief Operating Officer may prescribe or delegate to him or her. In the absence of the Treasurer, or if the Treasurer is unable to or refuses to act, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

SECTION 13.  SECRETARY.

The Secretary: (a) shall keep minutes of all Board meetings and minutes of all meetings of Stockholders in books for those purposes; (2) shall give and serve all notices; (3) may sign with the President or a Vice President in the Corporation's name and/or attest the signatures of any officer on all contracts, conveyances, transfers, assignments, encumbrances, authorizations, and all other instruments and documents of or executed for or on behalf of the Corporation and affix the Corporation's seal thereto; (4) may sign with the President or a Vice President all certificates for the Corporation's capital stock and affix the corporate seal thereto; (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books, and stock ledgers and such other books and papers as the Board may authorize all of which books, ledgers, and papers shall at all reasonable times be open for any director, upon request, to inspect at the Corporation's office during business hours; (6) shall in general perform all the duties incident to the office of Secretary; and (7) shall have such other powers and duties as the Board may assign.

SECTION 14.  ASSISTANT SECRETARIES.

Each Assistant Secretary shall have the usual powers and duties of the office, with such other powers and duties as the Board or the Secretary may confer upon or assign to him or her. Assistant Secretaries shall have and exercise the Secretary's powers during that officer's absence or inability to act.

             ARTICLE VII - CONFLICT OF INTEREST AND INDEMNIFICATION

SECTION 1.  DIRECTOR' AND OFFICERS' INTERESTS IN CONTRACTS.

When the Corporation enters into a contract or transaction with one or more of its directors or officers, or with any other corporation, partnership, or entity in which one or more of the Corporation's directors or officers are directors, stockholders, or officers, or have a financial interest, such contract or transaction shall not be void or voidable solely because of this appearance of a conflict of interest, or solely because the director or officer is present at or participates in the Board meeting or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

     a. the Board or committee approving the contract or transaction has received or knows all material facts relating to such relationships and/or interests in the contract or transaction, and the Board or committee in good faith authorizes, approves or ratifies the contract or other transaction by affirmative vote of a majority of the disinterested directors present, even though the disinterested directors be less than a quorum. Interested directors are to be counted only in calculating the presence of a quorum; or,

     b. Stockholders entitled to vote on the contract or transaction has received or know all material facts relating to such relationships and/or interests in the contract or transaction, and the Stockholders specifically approve such contract or other transaction in good faith; or

     c. the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the Stockholders.

SECTION 2.  NONLIABILITY OF DIRECTORS IN CERTAIN CASES.

A Board member, or any Board committee, in the performing his, her, or its duties, shall be fully protected in relying in good faith upon the Corporation's records and upon such information, opinions, reports, or statements presented by any of the Corporation's officers, employees, Board committees, or by any other person as to matters the member or Committee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 3. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     a. The Corporation shall have the power to indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) relating to such person's status or acts as a director, officer, employee, or agent of the Corporation, or relating to such person's service at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such per-son in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     b. The Corporation shall have power to indemnify any person who was, is a party, or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Corporation relating to such person's status or acts as a director, officer, employee, or agent of the Corporation, or relating to such person serving at the Corporation's request as a director, officer, employee, or agent of another corporation, partner-ship, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Corporation's best interests except that no indemnification shall be made relating to any claim as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     c. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     d. The Corporation shall make any indemnification under subsections (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnifying the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections
          (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the Stockholders.

     e. The Corporation may pay the expenses (including attorneys' fees) of an officer, director, employee, or agent in defending any civil, criminal, administrative, or investigative proceeding in advance of final disposition of such proceeding at the Board's discretion, upon such terms and conditions as the Board may decide, and if such director, officer, employee, or agent undertakes in writing to repay such amount if it is ultimately deter-mined that he or she is not entitled to be indemnified by the Corporation.

     f. The provisions of this Section shall not be exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled.

     g. The Corporation shall have the power to purchase and maintain insurance for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the Corporation's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify him or her against such liability under these By-Laws.

     h. For purposes of this Section, references to the "Corporation" includes the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     i. For purposes of this Section, references to "other enterprises" includes employee benefits plans; references to "fines" includes any excise taxes assessed with respect to an employee benefit plan; and references to "serving at the request of the Corporation" includes any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

     j. The indemnification and expenses advance provided herein shall, unless otherwise provided when authorized or ratified, continue when a person ceases to be a director, officer, em-ployee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators.

     k. Any repeal or modification of this Section shall not affect any right or protection of any person with respect to any act or omission occurring prior to such repeal or modification.

                  ARTICLE VIII - BOOKS, DOCUMENTS AND ACCOUNTS

The Board shall have power to keep the books, documents, and accounts of the Corporation outside of the State of Delaware. A record of the Corporation's Stockholders, giving the names and addresses of all Stock-holders and the number and class of shares held by each, shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar.

                           ARTICLE IX - CAPITAL STOCK

SECTION 1.  STOCK CERTIFICATES.

The Corporation's stock certificates shall be numbered and registered in the Corporation's share ledger and transfer books as they are issued. Every owner of the Corporation's stock ("Stock") shall be entitled to have a certificate in such form consistent with the Certificate of Incorporation or any law and as the Board may prescribe, certifying the number of Shares, and the class or series, owned. Every certificate for Stock shall bear the Corporate Seal and be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary. Unless otherwise provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be an officer before the certificate is delivered.

SECTION 2.  STOCK TRANSFERS.

Stock transfers shall be made on the Corporation's books upon surrender of certificates for transfer endorsed by the person named in the certificate or by such person's attorney-in-fact or legal representative. Only the person named in the certificate, his or her attorney-in-fact, or legal representative, duly and lawfully authorized in writing, may have a Stock transfer recorded on the Corporation's books. Upon surrender, the certificate for Stock transferred to another shall be canceled. Within a reasonable time thereafter, a new certificate shall be issued for the same number of shares.

SECTION 3.  REGISTERED STOCKHOLDERS.

To the extent permitted by law, the Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right, or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Stock, warrant, right or option on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

SECTION 4.  LOST, STOLEN, OR DESTROYED CERTIFICATES.

The Corporation may issue a new certificate for Stocks in place of any certificate previously issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.  DIVIDENDS.

Except at limited by law and the Certificate of Incorporation, the Board may declare and pay dividends on the Stock, which dividends may be paid either in cash, securities, or other property.

SECTION 6.  RECORD DATE.

     a. The Board may fix a record date determining who is entitled to notice of, and/or to vote at any meeting of Stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board; and

          i. in determining who is entitled to vote at any Stockholders' meeting, the record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, unless otherwise provided by law;

          ii. in determining who is entitled to consent to corporate action in writing without a meeting, the record date shall not be more than ten (10) days from the date upon which the resolution fixing the date is adopted by the Board; and

          iii. for any other action, the record date shall not be more than sixty (60) days prior to such other action.

     b. The determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided however, that the Board may fix a new record date for the adjourned meeting.

     c.   If no record date is fixed by the Board:

          i. the record date for determining who is entitled to notice of or to vote at a Stockholders' meeting shall be at the close of business on the next business day before the day notice is given or, if notice is waived, at the close of business on the next business day before the day the meeting is held;

          ii. the record date for determining who is entitled to express consent to corporate action in writing, when no prior Board action is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior Board action is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

          iii. the record date for determining who are the Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                      ARTICLE X - MISCELLANEOUS PROVISIONS

SECTION 1.  FISCAL YEAR.

The Board shall establish a fiscal year for the Corporation.

SECTION 2.  SEAL.

The Board shall have the power to prescribe a form of seal for the Corporation and to use it by causing it or a facsimile thereof to be impressed, affixed, printed, or reproduced in any manner.

SECTION 3.  SECURITIES OF OTHER CORPORATIONS.

The Chief Executive Officer, the President, or any person authorized by the Board shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

SECTION 4.  FUND DEPOSITORIES.

Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board, the President, or the Treasurer may select or approve.

SECTION 5.  SIGNING OF CHECKS, NOTES, ETC.

Unless otherwise provided by law or these Bylaws, from time to time, the Board shall authorize one or more officers of the Corporation to sign all checks, drafts, and other orders to pay money out of the Corporation's funds and all notes and other evidences of indebtedness of the Corporation. Without such authorization, no person has such authority.

SECTION 6.  PERSONS.

Wherever used in these Bylaws, all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person(s) may require.

SECTION 7.  HEADINGS.

The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

                        ARTICLE XI - AMENDMENT OF BYLAWS

These Bylaws may be amended, repealed, or new Bylaws may be made or adopted:

     a. by affirmative vote of the holders of at least a majority of the Corporation's outstanding stock at any annual or special meeting of Stockholders; or

     b. by affirmative vote of a majority of Directors present at any Board meeting at which a quorum is present.